LAMARUN
RESOURCES INC.

GEOLOGICAL EVALUATION REPORT

on the

GOLD COIN PROPERTY

New Westminster Mining Division
NTS 092H.064

Vancouver, B.C.
Laurence Sookochoff, P.Eng
June 7, 2008
Sookochoff Consultants Inc.

Lamarun Resources Inc.
Geological Report
on the
Gold Coin Claim

___________________________________________

Table of Contents

page

Introduction	3.
Summary	3.
Property Description, Location & Access	4.
Climate	4.
Physiography & Vegetation	4.
Infrastructure	4.
Water & Power	4
History	5.
Regional Geology	6.
Property Geology	6.
Mineralization	6.
Conclusions & Recommendations	7.
Recommended Exploration Program & Estimated Cost	8.
Selected References	9.
Certificate	10

Illustrations

Figure 1.	Location Map	following page 3.
Figure 2.	Claim Location	following page 4.
Figure 3.	UTM & Topography	following page 4.
Figure 4.	OrthoPhoto	following page 5.
Figure 5.	Geology	following page6.

Lamarun Resources Inc.
Geological Evaluation Report
GOLD COIN Property

INTRODUCTION

At the request of officials of Lamarun Resources Inc. the writer prepared this evaluation report on the GOLD COIN Mineral Claim ground, the results of former and current exploration, and to recommend an exploration program to continue the exploration and development of the ground with a view to establish a sufficient gold bearing mineral resource on which to base a productive economic operation.

Information for this report was obtained from sources as cited under Selected References and from personal geological reports the writer has written on mineral properties in the general area.

SUMMARY

The GOLD COIN property covers an area of 188.22 hectares located in southwestern British Columbia, Canada, 90 miles northeast of Vancouver within the New Westminster Mining Division.

The property is situated within the Cascade Range of mountains along the western edge of the Methow Graben which is marked by the Hozameen Fault separating the Jurassic Ladner group of rocks and the Permean to Jurassic Hozameen undivided sedimentary rocks. The Graben makes up the Coquihalla Gold Belt of southern British Columbia, a historic metallogenic belt characteristic of lode gold occurrences. Much of the gold within the belt is spatially related to the Hozameen Fault with the gold occurrences hosted by shear zones and veins as high-grade low tonnage deposits or in breccia and replacement zones as low-grade high tonnage deposits such as the Caroline Mines mineral deposit located south of the Property. The Gold Coin mineral showing is exposed in a tunnel reportedly as an iron-stained, altered argillite, and serpentine which, near the portal, is particularly schistose and hosts “rotten” quartz, talc and platy slate fragments. A five foot wide sample taken from this area reportedly assayed 2.67 ounces gold per ton.

A three phase exploration program of prospecting, trenching, geophysical surveys, and diamond drilling estimated to cost US$99,500.00 is recommended to delineate a potentially indicated economic mineral resource on the GOLD COIN property.

Sookochoff Consultants Inc.
June 7, 2008	page 3 of 15

LAMARUN RESOURCES INC.

Gold Coin Property

Quesnel
Williams Lake
Revelstoke
Armstrong
Vernon
Merritt
Kelowna
Penticton
Greenwood
Rossland
Grand Forks
Castlegar
Nelson
Kimberley
Courtenay
Parksville
Nanaimo
Abbotsford
Victoria
Colwood

Figure 1. LOCATION MAP

Lamarun Resources Inc.
Geological Evaluation Report
GOLD COIN Property

PROPERTY DESCRIPTION, LOCATION & ACCESS

The property covers an area of 188.22 hectares. Particulars are as follows:

Claim Name	Tenure No.	Expiry Date
Gold Coin	555722	2009/aug/01

The property is located in southwestern British Columbia, Canada, 90 miles northeast of Vancouver and 47 miles northwest of Princeton in the New Westminster Mining Division.

The UTM co-ordinates at the Gold Coin mineral showing near the center of the property are 5502101N and 617456 E.

The property is accessible from Vancouver, B.C. via Trans Canada Highway #1 for some 90 miles to within 14 miles south of Boston Bar and thence some two miles by secondary road to the Property.

PHYSIOGRAPHY, CLIMATE, AND VEGETATION

The property is situated within the northern tip of the Cascade Mountain Range, a physiographic province of which only a small area lies in British Columbia. Steep ridges and heavily vegetated valley floors typify the area. Annual precipitation is heavy and temperatures relatively mild.

Elevations range from 2600 feet in the northwest and 2150 feet in the southwest.There are adequate sites on and/or peripheral to the property for potential tailings storage areas, waste disposal areas and processing plant sites.

INFRASTRUCTURE

Boston Bar, a community situated along Highway #1 some 14 miles north of the Property, would be available for basic accommodation and supplies for any exploration project. Vancouver, a port city on the southwest corner of, and the largest city, in the Province of British Columbia, 90 miles southwest of the Property would be the source for any mine related equipment for the exploration and development of the Property.

WATER AND POWER

Sufficient water for all phases of the exploration program could be available from the many creeks that are located within the confines of the property. Electrical power may be available from a high voltage transmission line that is within four miles of the Property.

Diesel-electrical power would be required in the initial stages of development and production.

Sookochoff Consultants Inc.
June 7, 2008	page 5 of 15

LAMARUN RESOURCES INC.

Gold Coin Property

PROPERTY
092H.081
092H.082
092H.085
092H.074
092H.075
092H.071
092H.072
092H.063
092H.064
092H.065
092H.061
092H.062
092H.054
092H.045
092H.041
SCUZZY MTN
BOSTON BAR
NORTH BEND
SPUZZUM
ANDERSON MTN
SADDLE ROCK
URQUHART
SILVER RIVER
BEAR
SETTLER
DOGWOOD MTN
CHOATE
PEAK
JULY
EAST ANDERSON R
HARRISON

Figure 2 CLAIM LOCATION

LAMARUN RESOURCES INC.

Gold Coin Property

5503000
6180000
GOLD COIN
564102
573053
525341
562875
1000
900
800
700
600
500
400
300
200

Figure 3. UTM & TOPOGRAPHY

Lamarun Resources Inc.
Geological Evaluation Report
GOLD COIN Property

AREA HISTORY

The history of the immediate area stems the 1870’s when placer gold was discovered along the Fraser River. Subsequent exploration led to the discovery of placer gold northward to, and far beyond the Property to the historic and prolific Barkerville placer gold fields from which placer gold is still recovered. The more prominent placer discoveries in the Property area were numerous placer lode gold ccurrences along Siwash Creek six miles south of the Property.

At Siwash Creek, numerous unsuccessful attempts have been made to mine the bedrock gravels of the Creek by means of shafts, adits, and sluicing operations. These include efforts by the Pacific Northwest Corporation around the turn of the century, the Siwash Creek Hydraulic Company between 1911 and 1915, and the Azela Mining Company in 1925 and 1926. The gravels were also tested, in 1950, by Canadian American Mines Incorporated. Most of the gold recovered is said to have been found in gravels “which overlay a layer of clay”. Total recorded production for the creek is reportedly estimated to be 529 grams.

During the sunset placer period, lode gold discoveries were made along the Coquihalla gold belt where small former lode gold producers were developed and several gold occurrences were located. Some of these discoveries were along the north fork of Siwash Creek where at the Rodd B showing (MINFILE No 092HNW053), four miles south of the Property, gold has reportedly been recovered from panned samples of intrusive rocks and associated quartz veins.

PROPERTY HISTORY

The Gold Coin showing was probably discovered and the tunnel established during the early 1900’s when much placer exploration was in progress in the Siwash Creek area. There was no reported exploration of the Property until 1979 when Aquarius Resources Ltd. completed ageochemical survey on portions of the present ground covered by the Property. Aquarius Resources Ltd. in association with other companies, completed additional exploration in the immediate area from 1979 to 1981.

There was no other reported exploration on the Property since 1981.

Sookochoff Consultants Inc.
June 7, 2008	page 8 of 15

LAMARUN RESOURCES INC.

Gold Coin Property

564102
GOLD COIN
573053
525341
562875
1318

Figure 4. ORTHOPHOTO

Lamarun Resources Inc.
Geological Evaluation Report
GOLD COIN Property

REGIONAL GEOLOGY

The Property is located within an area of the western margin of the Methow Graben, a prominent geological feature of the northern Cascade Range of Washington and British Columbia. The structural and lithological complex is comprised of north-south trending sheared serpentine and ultramafic rocks separated by the Hozameen Fault with the Lower Jurassic to Middle Jurassic Ladner Group (ImJLa) to the east and the Permean to Jurassic Hozameen Complex of undivided sedimentary rocks (PJHs) to the west. Most of the mineral occurrences in the area lie east of but generally close to the Hozameen Fault, which encloses metamorphic rocks of the Coquihalla serpentine belt.

The Complex makes up the Coquihalla Gold Belt of southern British Columbia, a historic metallogenic belt characteristic of lode gold occurrences. Much of the gold within the belt is spatially related to the Hozameen Fault with the gold occurrences hosted by shear zones and veins as high-grade low tonnage deposits or in breccia and replacement zones as low-grade high tonnage deposits such as the Caroline Mines mineral deposit located south of the Property.

PROPERTY GEOLOGY

The Property covers a portion of the Hozameen fault with the Ladner Group to the east and the Hozameen Complex to the west. The Gold Coin occurrence is described as being situated near the western contact of a belt of rocks characterized as serpentinite. These rocks are in contact with black, carbonaceous slate and argillite of the Ladner Group. The sediments host quartz, occurring as irregularly distributed bunches and stringers, adjacent to the contact.

AREA MINERALIZATION
Within the Coquihalla gold belt are many gold showings, occurrences and deposits which are indicated as spatially related to the Hozameen Fault. At the Majestic mineral showing located three miles northeast of the Property quartz veins within Ladner siltstones host finely disseminated pyrite and tetrahedrite reported to carry visible gold, locally encrusted by iron oxides. Grab samples from the vein reportedly assayed 6.9 ounces of gold per ton. Development is reported to have consisted of two tunnels.

Sookochoff Consultants Inc.
June 7, 2008	page 10 of 15

LAMARUN RESOURCES INC.

Gold Coin Property

PJHs
GOLD COIN
lmJLa

Figure 5. GEOLOGY

Lamarun Resources Inc.
Geological Evaluation Report
GOLD COIN Property

AREA MINERALIZATION (cont’d)
At the Rodd B mineral showing on the north fork of Siwash Creek some three miles south of the Property, narrow veinlets of quartz with some scheelite occur along foliation planes in sediments. Gold has reportedly been recovered from panned samples of intrusive rock and associated quartz veins. A three foot sample taken from near the contact of one sill reportedly assayed 0.06 ounces gold per ton.

PROPERTY MINERALIZATION

The Gold Coin tunnel reportedly exposes iron-stained, altered argillite and serpentine which, near the portal, is particularly schistose and hosts “rotten” quartz, talc and platy slate fragments. A five foot wide sample taken from this area reportedly assayed 2.67 ounces gold per ton.

CONCLUSIONS

The GOLD COIN property is located within a favourable geological environment for the occurrence of potentially economic mineral resources that may be developed from gold mineralization hosted primarily by quartz veins or from a quartz vein stockwork. As the Hozameen Fault appears as the primary controlling structure to gold/quartz mineralization, and associated serpentinite localized by the Hozameen Fault, appears to be a secondary controlling factor to associated gold mineralization, the Hozameen Fault zone on the Property should be explored for potentially economic gold zones. As the significant gold values at the Gold Coin showing are associated with serpentine and indicated adjacent to the Hozameen Fault, the Hozameen Fault zone in the area of the Gold Coin showing should be the initial focus of exploration.

Sookochoff Consultants Inc.
June 7, 2008	page 12 of 15

Lamarun Resources Inc.
Geological Evaluation Report
GOLD COIN Property

RECOMMENDED EXPLORATION PROGRAM & ESTIMATED COST

An exploration program of prospecting, trenching, sampling, and geophysical surveys followed by diamond drilling is recommended to determine the prime locality of mineralization which would be tested by diamond drilling.

Phase I Prospecting, trenching and sampling ------------------------------------------	$ 7,500.00

Phase II VLF-EM and magnetometer surveys ------------------------------------------	12,000.00

Phase III Diamond drilling -------------------------------------------------------------------	80,000.00

Total Estimated Cost	$99,500.00

Phase I of the recommended exploration program is estimated to take two weeks to complete.

It is the author’s opinion that the geological character of the GOLD COIN property is of sufficient merit to justify the recommended exploration program.

Respectfully submitted
Sookochoff Consultants Inc.
Laurence Sookochoff, P.Eng.

Vancouver, BC

Sookochoff Consultants Inc.
June 7, 2008	page 13 of 15

Lamarun Resources Inc.
Geological Evaluation Report
GOLD COIN Property

SELECTED REFERENCES

MINFILE – 092HNW033; Majestic.

MINFILE – 092HNW043; Siwash Creek.

MINFILE – 092HNW053; Rodd B.

MINFILE – 092HNW032; Gold Coin, Hidden Creek.

Cochrane, D.R. – Geochemical Assessment Report and Reconnaissance Geochemical Survey on a Portion of the Hidden Creek Group for Aquarius Resources Ltd., March 8, 1979.  AR 7,168.

Howe, D. - V.A. – Assessment Report on a Geochemical Sampling Survey on the Maj Mineral Claim Group for Columbian Northland Exploration Ltd., Aquarius Resources Ltd., Rupertsland Resources Ltd., Flamingo Oils Ltd., and Ocelot Industries Ltd. October 30, 1981. AR 13,499.

MapPlace – Downloads

Sookochoff Consultants Inc.
June 7, 2008	page 14 of 15

Lamarun Resources Inc.
Geological Evaluation Report
GOLD COIN Property

CERTIFICATE

I, Laurence Sookochoff, of the City of Vancouver, in the Province of British Columbia, do hereby certify:

That I am a Consulting Geologist and principal of Sookochoff Consultants Inc. with an office address at 120 125A-1030 Denman Street, Vancouver, BC V6G 2M6.

I, Laurence Sookochoff, further certify that:

1) I am a graduate of the University of British Columbia (1966) and hold a B.Sc. degree in Geology.

2) I have been practicing my profession for the past fourty-two years.

3) I am registered and in good standing with the Association of Professional Engineers and Geoscientists of British Columbia.

4) The information for this report is based on information as itemized in the Selected Reference section of this report.

5) I do not have any direct or indirect interest in the GOLD COIN Property nor in the securities of Lamarun Resources Inc.

Laurence Sookochoff, P. Eng.

Sookochoff Consultants Inc.
June 7, 2008	page 15 of 15